          As filed with the Securities and Exchange Commission on July 17, 2001.

                                                    Registration No. 333-55402
________________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM S-8/A
                       Post-Effective Amendment No. 1 to

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        j2 GLOBAL COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                       51-0371142
       (State of incorporation)                       (I.R.S. Employer
                                                   Identification Number)

                             6922 Hollywood Blvd.
                                   Suite 800
                         Hollywood, California  90028
                   (Address of principal executive offices)

                        j2 Global Communications, Inc.
              Second Amended and Restated 1997 Stock Option Plan

                              Richard S. Ressler
                             Chairman of the Board
                        j2 Global Communications, Inc.
                             6922 Hollywood Blvd.
                                   Suite 900
                         Hollywood, California  90028
              (Name and address of agent for service) (Zip code)

                                (323) 860-9200
             (Registrant's telephone number, including area code)

Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the shares of common stock registered hereby and the shares of common stock registered pursuant to the registration statement filed on February 24, 2000 (Registration No. 333-31064), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

                               EXPLANATORY NOTE

     This Form S-8 Registration Statement incorporates by reference the registration statement (File No. 333-31064) filed by the Company on February 24, 2000 (the "Original Filing"). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

     In May 2001, the Company amended (and restated) its Amended and Restated 1997 Stock Option Plan to permit the issuance of restricted stock under the Plan. The purpose of this Form S-8 Amendment is to amend the Company's Form S-8 (File No. 333-55402) to reflect this change. The amendment to the Plan does not change the aggregate number of shares issuable under the Plan.

                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2.  Registrant Information and Employee Plan Annual Information.

  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the j2 Global Communications, Inc. Second Amended and Restated 1997 Stock Option Plan are available without charge by contacting:

                               Patricia Brunton
             Vice President of Administration and Human Resources
                        j2 Global Communications, Inc.
                              6922 Hollywood Blvd
                                   Suite 800
                             Hollywood, CA  90028
                                (323) 860-9200

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  Exhibits

 The following are filed as exhibits to this registration statement:


EXHIBITS

5. Opinion of Jeffrey D. Adelman, Vice President, General Counsel and Secretary of the Company, as to the validity of the securities to be issued

10.     Second Amended and Restated 1997 Stock Option Plan

23.1.   Consent of KPMG LLP, independent accountants

23.2. Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the above requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 17th day of July, 2001:


                         j2 Global Communications, Inc.


                         By: /s/ Richard S. Ressler
                            ___________________________
                            Richard S. Ressler
                            Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on July 17, 2001 by the following persons in the capacities indicated.


Signature                          Title
---------                          -----

*
______________________________     Chairman of the Board
Richard S. Ressler


*
______________________________     Chief Financial Officer
Nehemia Zucker


*
______________________________     Director
Douglas Y. Bech


*
______________________________     Director
John F. Rieley


*
______________________________     Director
Michael P. Schulhof


*
______________________________     Director
Robert J. Cresci



*By: /s/ Richard S. Ressler
    ___________________________
     Richard S. Ressler
     Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBITS

5. Opinion of Jeffrey D. Adelman, Vice President, General Counsel and Secretary of the Company, as to the validity of the securities to be issued

10.    Second Amended and Restated 1997 Stock Option Plan

23.1.  Consent of KPMG LLP, independent accountants

23.2. Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)